UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2017

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2017, we issued a press release announcing first quarter 2017 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of shareholders of Koppers Holdings Inc. (the “Company”) was held on May 4, 2017 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Koppers Holdings Inc. Employee Stock Purchase Plan (the “ESPP”), pursuant to which the Company may issue up to 200,000 shares of its common stock to its employees and employees of its subsidiaries at purchase prices set forth in the ESPP, subject to the limitations set forth in the ESPP. The ESPP provides a means by which the Company’s employees (and employees of any subsidiary of the Company designated by the Board to participate in the ESPP) may be given an opportunity to purchase shares of the Company’s common stock at a discount through payroll deductions.

The ESPP is filed as Exhibit 10.1 hereto, incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2017 (the “Proxy Statement”). The terms and description of the ESPP included in the Proxy Statement are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 4, 2017.  Five matters were considered and voted upon at the Annual Meeting: (1) the election of eight persons to serve on our board of directors; (2) approval of our Employee Stock Purchase Plan; (3) an advisory resolution to approve executive compensation; (4) an advisory resolution to approve the frequency of future advisory votes on executive compensation; and (5) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

Election of Directors: Nominations of Cynthia A. Baldwin, Leroy M. Ball, Jr., Sharon Feng, Ph.D., David Hillenbrand, Ph.D., Albert J. Neupaver, Louis L. Testoni, Stephen R. Tritch and T. Michael Young to serve as directors for one-year terms expiring in 2018 were considered and all nominees were elected. All nominees received a majority of votes cast. The final voting results are as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Cynthia A. Baldwin	17,561,792	267,726	1,596	1,287,148
Leroy M. Ball, Jr.	17,768,864	60,654	1,596	1,287,148
Sharon Feng, Ph.D.	17,743,232	86,387	1,495	1,287,148
David M. Hillenbrand, Ph.D.	17,747,103	82,314	1,697	1,287,148
Albert J. Neupaver	16,388,828	1,440,690	1,596	1,287,148
Louis L. Testoni	17,631,335	197,883	1,896	1,287,148
Stephen R. Tritch	17,629,284	199,834	1,996	1,287,148
T. Michael Young	17,567,792	261,726	1,596	1,287,148

Approval of Employee Stock Purchase Plan: The proposal to approve our Employee Stock Purchase Plan was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,710,644	113,269	7,201	1,287,148

Advisory Resolution to Approve Executive Compensation: The advisory resolution approving the compensation of the named executive officers of the Company as disclosed in the Notice of Annual Meeting and Proxy Statement for the 2017 Annual Meeting was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
17,749,953	72,300	8,861	1,287,148

Advisory Resolution to Approve the Frequency of Future Advisory Votes on Executive Compensation: On the advisory resolution to approve the frequency of future advisory votes on executive compensation, the Company’s shareholders recommend that such votes be held annually as follows:

For 1 Year	For 2 Years	For 3 Years	Abstain	Broker Non-Votes
14,671,058	24,454	3,129,922	5,680	1,287,148

Ratification of Appointment of KPMG LLP: The Audit Committee of the Company’s Board of Directors appointed KPMG LLP as our independent registered public accounting firm for the year 2017. The final voting results to ratify the appointment of KPMG LLP are as follows:

For	Against	Abstain
17,813,312	1,299,113	5,837

There were no broker non-votes with respect to this matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed or furnished, as applicable, herewith:

10.1

Koppers Holdings Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2017 and incorporated herein by reference)

99.1	Press Release dated May 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2017

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1

Koppers Holdings Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2017 and incorporated herein by reference)

99.1	Press Release dated May 5, 2017